UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2015

Baxter International Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-4448	36-0781620
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Baxter Parkway, Deerfield, Illinois		60015
(Address of principal executive offices)		(Zip Code)

(224) 948-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 18, 2015, the Board of Directors of Baxter International Inc. (the “Company”) amended and restated the Company’s Bylaws (the “Amended Bylaws”), to implement a proxy access provision. Section 4(f) of Article I of the Amended Bylaws permits a shareholder, or a group of up to 20 shareholders, owning 3% or more of the Company’s outstanding stock continuously for at least three years to nominate and require the Company to include in its proxy materials director nominees constituting up to the greater of two individuals and 20% of the Board, or if such amount is not a whole number, the closest whole number below 20%; provided that such shareholder(s) and nominee(s) satisfy the related requirements set forth in the Amended Bylaws. The Amended Bylaws also contain certain clarifications and updates to Sections 2(b), 2(e), 2(g), 4(a), 4(c), 4(d) and 4(e) of Article I, Section 2 of Article II and Article VII.

The foregoing summary is qualified in its entirety by reference to the text of the Amended Bylaws, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Bylaws of Baxter International Inc., as amended and restated on December 18, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 18, 2015

BAXTER INTERNATIONAL INC.

/s/ David P. Scharf
By:	David P. Scharf
Corporate Vice President, General Counsel & Corporate Secretary

Exhibit Index

Exhibit Number	Description

3.1	Bylaws of Baxter International Inc., as amended and restated on December 18, 2015.